                                                                   EXHIBIT 10.26

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement") dated as of the 3rd day of July, 1997 (the "Effective Date"), is made by and between The Johns Hopkins University, a corporation organized under the laws of Maryland (hereinafter referred to as ("UNIVERSITY"), and Sequenom, Inc., a corporation organized under the laws of Delaware (Sequenom, Inc. and any Affiliate of Sequenom, Inc. hereinafter referred to as "LICENSEE").

                                  WITNESSETH

     WHEREAS, UNIVERSITY and LICENSEE have entered into a certain Research Agreement, effective as of October 1, 1994 (the "Sponsored Research Agreement"), pursuant to which UNIVERSITY granted to LICENSEE the right to negotiate for an *** worldwide license to certain technology and a *** license to certain other technology; and

     WHEREAS, UNIVERSITY and LICENSEE wish to set forth the terms of such licenses;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     For purposes of the Agreement, the terms defined in this article shall have the respective meanings set forth below:

     1.1  "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

     1.2  "Curved Filed Reflectron Patent Rights" shall mean the invention
           -------------------------------------
claimed in U.S. Patent No. 5,464,985, entitled "Non-Linear Field Reflectron."

     1.3  "Field" shall mean ***.
           -----

     1.4  "First Commercial Sale" shall mean, with respect to any Licensed
           ---------------------
Product, the first sale for use or consumption by the general public of such Licensed Product.

     1.5  "Improvements" shall mean all inventions, discoveries, processes,
           ------------
methods, compositions, formulae, procedures, protocols, software developments and improvements, techniques, results of experimentation and testing, information and data, which are conceived by employees or others acting on behalf of the Mass Spectrometry Lab of the School of Medicine of UNIVERSITY, either alone or jointly with others, and which constitute improvements to the

*** - Portions of this page have been omitted pursuant to Confidential Treatment request and filed separately, with the Commission.

UNIVERSITY Patent Rights, the Curved Field Reflectron Patent Rights, the Inventions, or the Licensed Technology all to the extent and only to the extent conceived, developed or reduced to practice by employees or others acting on behalf of the Mass Spectrometry Lab of the School of Medicine of UNIVERSITY, either alone or jointly with others, arising out of research conducted pursuant to the Sponsored Research Agreement.

     1.6  "Inventions" shall mean all inventions arising out of research
           ----------
conducted pursuant to the Sponsored Research Agreement by the employees of the Mass Spectrometry Lab of the School of Medicine of UNIVERSITY or by others whose work is funded by the Sponsored Research Agreement.

     1.7  "Licensed Product" shall mean products or components arising out of or
           ----------------
using Inventions or methods related to mass spectrometer instruments or other products or components which if made, used or sold would infringe one or more Valid Patent Claims but for the license granted by the Agreement, or which otherwise uses, incorporates or was conceived, developed or reduced to practice using the Licensed Technology.

     1.8  "Licensed Service" shall mean a service that employs methods or
           ----------------
procedures covered by a Valid Patent Claim or that embodies or uses Licensed Products.

     1.9  "Licensed Technology" shall mean all UNIVERSITY Patent Rights, and all
           -------------------
Inventions, together with all inventions, discoveries, processes, methods, compositions, formulae, procedures, protocols, software developments and improvements, techniques, results of experimentation and testing, information and data, which are not generally known, embodying or produced through inventions conceived, discovered or reduced to practice, whether alone or with others, by employees of the Mass Spectrometry Lab of the School of Medicine of UNIVERSITY or with facilities or equipment of such Mass Spectrometry Lab, including any Improvements thereto; all to the extent and only to the extent that UNIVERSITY has the right to grant licenses thereunder and all arising out of research conducted pursuant to the Sponsored Research Agreement.

     1.10 "Net Selling Price" shall mean the gross amount billed or invoiced on
           -----------------
sales by LICENSEE of a mass spectrometer instrument or component thereof that is a Licensed Product, or a Licensed Service, respectively, less the following: (i) trade, quantity, or cash discounts and commissions to non-affiliated brokers or agents to the extent actually allowed and taken; (ii) amounts repaid or credited by reason of rejection or return; and (iii) any taxes, imposts, tariffs, custom duties or other governmental charges levied on the production, sale, transportation, delivery, or use of such product or service which are paid by or on behalf of LICENSEE. The Net Selling Price for a Licensed Product that is a mass spectrometer instrument or a component thereof shall be the Net Selling Price of the entire mass spectrometer instrument, if the Licensed Product contains at least a component that would infringe a Valid Patent Claim.

     1.11 "Person" shall mean an individual, corporation, partnership, trust,
            ------
business trust, association, joint stock company, limited liability company, limited liability partnership, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     1.12  "Territory" shall mean all jurisdictions worldwide.
            ---------

     1.13  "Third Party" shall mean any Person other than UNIVERSITY, LICENSEE
            -----------
and their respective Affiliates.

     1.14  "UNIVERSITY Patent Rights" shall mean (a) all patent application,
            ------------------------
heretofore or hereafter filed or having legal force in any country within the Territory, embodying or claiming Inventions conceived, discovered or reduced to practice, whether alone or with others, by UNIVERSITY employees or with UNIVERSITY facilities or equipment, in the course of any Research Program under the Sponsored Research Agreement, (b) all patents that have issued or in the future issue from the patent applications described in clause (a) above, including utility, model and design patents and certificates of invention, and
(c) all divisions, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents, and any Improvements thereto upon which a patent application has been filed or a patent has issued; provided, however, that UNIVERSITY Patent Rights shall not include Curved Field Reflectron Patent Rights.

     1.15  "Valid Patent Claim" shall mean a claim of an issued and unexpired
            ------------------
patent included within the UNIVERSITY Patent Rights or Curved Field Reflectron Patent Rights that has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or has not been appealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

                                   ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Each party hereby represents and warrants to the other party as follows:

     2.1  Existence and Power.  Such Party is duly organized, validly existing
          -------------------
and in good standing under the laws of jurisdiction in which it is incorporated.

     2.2  Authorization and Enforcement of Obligations.  Such party (a) has the
          --------------------------------------------
power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     2.3  No Consents.  All necessary consents, approvals and authorizations of
          -----------
all governmental authorities and other Persons required to be obtained by such party in connection with this Agreement have been obtained.

     2.4  No Conflict.  The execution and delivery of this Agreement and the
          -----------
performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

     2.5  Third Party Claims.  UNIVERSITY represents and warrants that, to the
          ------------------
best of its knowledge as of the signing of this Agreement, no claim has been made by or is available to any Third Party that any activity permitted by the licenses granted to LICENSEE pursuant to this Agreement constitutes an infringement of any right of any such Third Party anywhere in the world, including, without limitation, any right under any copyright, trademark, trade secret, patent, or other proprietary right of such Third Party.

     2.6  Warranty: Warranty Disclaimer.  UNIVERSITY warrants that it has good
          -----------------------------
and marketable title to its interest in the inventions claimed under UNIVERSITY Patent Rights and Curved Field Reflectron Patent Rights with the exception of certain retained rights of the United States government. UNIVERSITY does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 2, LICENSEE, AFFILIATED COMPANIES AND SUBLICENSEES AGREE THAT THE PATENT RIGHTS ARE PROVIDED "AS IS", AND THAT UNIVERSITY MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) AND LICENSED SERVICES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. UNIVERSITY DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNIVERSITY ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF UNIVERSITY AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' AND COURT COSTS (EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT. LICENSEE, ITS AFFILIATES, AND ITS SUBLICENSEES ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICE MANUFACTURED, USED OR SOLD BY LICENSEE, ITS SUBLICENSEES AND AFFILIATES WHICH IS A LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

                                   ARTICLE 3

                                 LICENSE GRANT
                                 -------------

     3.1  License Grant to LICENSEE.  UNIVERSITY hereby grants LICENSEE the
          -------------------------
following licenses:

          (a) a royalty-bearing, *** world-wide license, including the right to grant sublicenses, in all fields, under all of UNIVERSITY's right, title and interest, whether presently held or hereafter acquired, in and to the University Patent Rights to develop, make, have made, use, sell, license, market and otherwise exploit Licensed Products and Licensed Services or other products or services in any field; and

          (b) a *** royalty free license to develop, make, have made, use, sell, license, market and otherwise exploit Licensed Product and Licensed Services based on nonpatented Licensed Technology (i.e., not covered by a Valid Patent Claim).

          (c) a royalty-bearing, *** world-wide license, including the right to grant sublicenses, under all of UNIVERSITY's right, title and interest, whether presently held or hereafter acquired, in and to the Curved Field Reflectron Patent Rights to develop, make, have made, use, sell, license, market and otherwise exploit Licensed Products and Licensed Services within the Field. LICENSEE acknowledges the existence of the licenses granted to Shimadzu-Kratos and JEOL. UNIVERSITY will not grant any licenses under U.S. Patent No, 5,464,985, other than the existing licenses to ***. LICENSEE acknowledges that without the consent of LICENSEE the licenses to *** may be assigned in connection with an acquisition by either of them or may be terminated and a substitute license be put in place that does not conflict with the existing or target business of LICENSEE within the Field.

     3.2  Reservation of Certain Rights.  Notwithstanding the foregoing, the
          -----------------------------
license granted to LICENSEE by the Agreement is subject to the reservation of:
(a) the rights of the United States of America as set forth in Public Laws 96-517 and 98-620 (codified at 35 U.S.C. 200 et seq.) if U.S. Government funding
                                           ------
is used and (b) the retained rights of UNIVERSITY to use the UNIVERSITY Patent Rights or Curved Field Reflectron Patent Rights for its internal research purposes. UNIVERSITY shall have the right to render *** the license set forth in
Section 3.1(a) above with respect to particular "subject inventions," as defined in the Bayh-Dole Act, if and only if: (i) LICENSEE is not demonstrably engaged in a significant research, development, manufacturing, marketing or licensing program with respect to such subject inventions; or (ii) at any time after *** after the Effective Date, within ninety (90) days after written notice from UNIVERSITY, LICENSEE has not put the subject inventions into commercial use and is not keeping such subject inventions reasonably available to the public; and
(iii) such failure does not result from actions or inactions of any agency whose approval is required for commercial sales. This right shall be UNIVERSITY's sole remedy for failure by LICENSEE to put products to commercial use or make them available to the public.

     3.3  Technical Assistance.
          --------------------

          (a) Upon execution of the Agreement, UNIVERSITY shall disclose and make available to LICENSEE all information available to UNIVERSITY and not previously disclosed to LICENSEE regarding the Licensed Technology.

          (b) During the term of the Agreement, upon reasonable notice and during normal business hours, UNIVERSITY, acting through Dr. Robert J. Cotter,
(a) shall provide

*** Portions of this page have been omitted pursuant to Confidential Treatment request and filed separately with the Commission.

such technical assistance regarding the Licensed Technology as LICENSEE reasonably requests to conduct its activities contemplated by the Agreement, (b) shall make available to LICENSEE such technical personnel of UNIVERSITY as reasonably necessary to provide the foregoing technical assistance, and (c) shall disclose and make available to LICENSEE all information available to UNIVERSITY and not previously disclosed to LICENSEE regarding the use of the Licensed Technology. LICENSEE shall reimburse UNIVERSITY for research or consulting costs agreed by the parties for any such technical assistance, together with such reasonable out-of-pocket travel and other expenses incurred by UNIVERSITY in providing such technical assistance as are approved in advance by LICENSEE. UNIVERSITY shall provide LICENSEE with estimates of the anticipated costs of any requested technical assistance prior to undertaking such technical assistance. If such technical assistance requires a significant level of research the UNIVERSITY and LICENSEE will negotiate a separate sponsored research agreement to cover such research.

                                   ARTICLE 4

                                   PAYMENTS
                                   --------

     4.1  Processing Fee.  LICENSEE will pay UNIVERSITY a processing fee of
          --------------
*** promptly after execution of this Agreement.

     4.2  Maintenance Fee.  LICENSEE will pay UNIVERSITY a maintenance fee of
          ---------------
*** within thirty days after each anniversary of execution of this Agreement, in order to maintain the licenses granted pursuant to Article 3.

     4.3  Royalty.  LICENSEE shall pay UNIVERSITY one or the other of the
          -------
following royalties, if applicable:

          (a) *** of the Net Selling Price received by LICENSEE of its Affiliate for each Licensed Product having one or more features covered by a Valid Patent Claim for which LICENSEE has an exclusive license, or *** of the Net Selling Price received by LICENSEE for each such Licensed Product having one or more features covered by a Valid Patent Claim for which LICENSEE has a non-exclusive license;

          (b) *** of the entire income stream received by LICENSEE or its affiliates attributable to service income based in whole or in part on use of either: (i) a Licensed Product in any jurisdiction where at least a component is covered by a Valid Patent Claim, or (ii) methods or procedures covered by a Valid Patent Claim, or (iii) components (other than a Licensed Product) covered by a Valid Patent Claim, or used according to a method covered by a Valid Patent Claim, where such Licensed Product, method, procedure or component or invention is one for which LICENSEE has an exclusive license, or *** of the entire income stream received by LICENSEE attributable to service income based in whole or in part on use of either: (x) a Licensed Product in any jurisdiction where at least a component is covered by a Valid Patent Claim, or (y) methods or procedures covered by a Valid Patent Claim, or (z) components (other than a Licensed Product) covered by a Valid Patent Claim, or used according to a method

*** - Portions of this page have been omitted pursuant to Confidential Treatment request and filed separately, with the Commission.

covered by a Valid Patent Claim, where such Licensed Product, method, procedure or component or invention is one for which LICENSEE has a non-exclusive license;

          (c) *** of the entire sublicensing income received by LICENSEE attributable in whole or in part to use of Licensed Products or other components or methods covered by a Valid Patent Claim for which LICENSEE has an exclusive LICENSE, or *** of the entire sublicensing income received by LICENSEE attributable in whole or in part to use of Licensed Products or other components or methods covered by a Valid Patent Claim for which LICENSEE has a non-exclusive license;

          (d) *** of the Net Selling Price received by LICENSEE for consumables, including chips, not covered by items (b) and (c) above, but sold for use on mass spectrometer instruments for which LICENSEE has an exclusive license or for use according to methods or procedures covered by a Valid Patent Claim for which Licensee has an exclusive license, or *** of the Net Selling Price received by LICENSEE for consumables, including chips, not covered by items (b) and (c) above, but sold for use on mass spectrometer instruments for which LICENSEE has a non-exclusive license or for use according to methods or procedures covered by a Valid Patent Claim for which Licensee has a non-exclusive license.

LICENSEE shall be required to pay royalties only with respect to jurisdictions where its sale or income is attributable to activities that are covered by a Valid Patent Claim for which LICENSEE has a license hereunder.

     4.4  Payments.  All royalties pursuant to Section 4.3 shall accrue on the
          --------
date on which LICENSEE actually receives payment with respect to sales or income with respect to particular Licensed Product or Licensed Services. All royalties pursuant to Section 4.3 shall be paid on a quarterly basis, within 60 days following the end of the quarter in which they accrued. Each payment shall be accompanied by a report setting forth the calculation of the amount due.

     4.5  Credits.
          -------

          (a) If LICENSEE must pay royalties to Third Parties for a product of service for which it is also paying royalties to UNIVERSITY under Section 4.3 above, LICENSEE may credit against any amounts due UNIVERSITY *** of such payment to Third Parties for such particular product or service. In addition, if license fees and royalties payable to UNIVERSITY and to Third Parties on a LICENSEE product or component thereof exceed *** of the net sales price of such product of component or *** of LICENSEE's net income with respect to services or sublicenses in any jurisdiction, LICENSEE may reduce any amounts due UNIVERSITY pro rata with the amounts due Third Parties so that the total license fees and royalties are reduced to *** or such net sales price or such net income, respectively. In no event shall any payment otherwise due UNIVERSITY be reduced by more than ***.

          (b) LICENSEE may credit against any amounts due UNIVERSITY under this Agreement, from sale or income generated in the jurisdiction of the infringement suit, its share of expenses relating to the prosecution, defense or settlement of infringement claims relating to the

*** - Portions of this page have been omitted pursuant to Confidential Treatment request and filed separately, with the Commission.

practice of the licenses granted hereunder or the Inventions or the Curved Field Reflectron Invention; however such credit may not decrease the royalty due UNIVERSITY by more than *** in any year, the difference being carried forward as a credit for future years.

                                   ARTICLE 5

                     INFRINGEMENT ACTIONS BY THIRD PARTIES
                     -------------------------------------

     UNIVERSITY shall indemnify and hold harmless LICENSEE and LICENSEE's permitted sublicensees and customers from and against any and all losses, costs, damages and expenses, including reasonable attorney's fees, resulting from any suit or action arising out of or relating to any infringement or alleged infringement by LICENSEE or by LICENSEE's permitted sublicensees or customers of a Third Party's patent rights in the Territory through the use, sale, manufacture, or practice of a process, method or composition claimed under the Licensed Technology. LICENSEE promptly shall notify UNIVERSITY in writing of any such suit or action, and UNIVERSITY shall have the right, at its expense, to intervene and assume control of such action; provided, however, that LICENSEE shall have the rights to participate in any such suit or action, to be represented by advisory counsel of its own selection at its own expense, and to offset *** of the expenses incurred in such action against any amounts due UNIVERSITY. Neither party shall settle such suit or action without the consent of the other, which consent shall not be unreasonably withheld or delayed. Each party shall cooperate fully in the defense of such suit or action and shall furnish to the other all evidence and assistance in its control.

                                   ARTICLE 6

                         PUBLICITY AND CONFIDENTIALITY
                         -----------------------------

     6.1  Publicity. The parties shall agree on the form of a mutually
          ---------
acceptable public announcements of the transaction contemplated hereby. Each party shall otherwise hold the financial terms of this transaction in confidence, except that LICENSEE may reveal such terms to any other licensee for purposes of calculating license fees or royalties due subject to an obligation of confidentiality, or to any prospective investor.

     6.2  Confidential Information. Each party shall exercise reasonable care to
          ------------------------
maintain in confidence all information of the other party (including samples) disclosed by the other party and identified as, or acknowledged to be, confidential (the "Confidential Information"), and shall not use, disclose or grant rights to use of the Confidential Information except on a need-to-know basis to those directors, officers, employees, agents, permitted sublicensees and permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party's activities as authorized under this Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

     6.3  Permitted Disclosures. The nonuse and nondisclosure obligations
          ---------------------
contained in this article shall not apply to the extent that (a) any receiving party (the "Recipient") is required (i) to disclose information by law, order or regulation of a governmental agency or a court of

*** - Portions of this page have been omitted pursuant to Confidential Treatment request and filed separately, with the Commission.

competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product or to apply for a patent, provided that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object, time permitting, to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the information was public knowledge at the time of such disclosure by the Recipient, or thereafter became public knowledge, other than as a result of acts attributable to the Recipient in violation hereof; (ii) the information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient on an unrestricted basis by a Third Party not under a duty of confidentiality to the other party; or (iv) the information was independently developed by employees or agents of the Recipient without access to the Confidential Information of the other party.

                                   ARTICLE 7

                            INVENTIONS AND PATENTS
                            ----------------------

     7.1  Ownership of Inventions. Ownership of Licensed Technology developed
          -----------------------
by individuals providing technical assistance on behalf of UNIVERSITY pursuant to Section 3.3 of this Agreement shall be governed as if such Licensed Technology were developed pursuant to the Sponsored Research Agreement.

     7.2  Patent Rights Generally. Control over, and associated expenses for,
          -----------------------
the filing, prosecution, and maintenance of patents and patent applications relating to inventions licensed hereunder will be allocated according to the Sponsored Research Agreement. In the event that UNIVERSITY obtains additional licensees under any invention licensed by LICENSEE, LICENSEE shall pay only its pro-rata share of patent-related expenses. LICENSEE shall have the right to cease paying for the filing, prosecution, or maintenance of any patent or patent application in any country upon thirty (30) days prior written notice to UNIVERSITY. In such event, LICENSEE will have no further rights under this Agreement with respect to such patent or patent application in such country, and LICENSEE agrees to assign to UNIVERSITY any rights LICENSEE may have in such patent or patent application in such country.

     7.3  Reimbursement of Expenses. LICENSEE shall reimburse UNIVERSITY for
          -------------------------
the reasonable expenses incurred by UNIVERSITY in relation to the filing, prosecution, and maintenance of patents and patent applications licensed hereunder; provided, however, that such expenses shall be equally divided among LICENSEE and any other licensees of the Licensed Technology. Without limiting the generality of the foregoing, LICENSEE will reimburse UNIVERSITY only one-third of such expenses with respect to the Curved Field Reflectron Invention.

     7.4  Enforcement of UNIVERSITY Patent Rights.  UNIVERSITY shall notify
          ---------------------------------------
LICENSEE of any infringement in the Territory known to UNIVERSITY of the Licensed Technology and shall provide LICENSEE with the available evidence, if any, of such infringement. LICENSEE, at its expense, shall have the right to determine the appropriate course of action to enforce rights in the Licensed Technology or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the rights in the Licensed Technology, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the Licensing Technology. UNIVERSITY shall cooperate fully with LICENSEE in connection with such litigation or other enforcement action and shall furnish to LICENSEE all evidence and assistance in its control. The proceeds of any monetary judgement, reward or settlement from such litigation or other enforcement action shall be used first to reimburse LICENSEE for its expenses. UNIVERSITY will receive a percentage of such proceeds remaining after deduction of such expenses equal to the running royalty rate set forth in Section 4.3(a), (b), (c) or (d) most nearly applicable to the activity in question, and LICENSEE will retain any remaining amounts.

                                   ARTICLE 8

                             TERM AND TERMINATION
                             --------------------

     8.1  Term. This Agreement shall expire upon the expiration of the last to
          ----
expire patent included within the UNIVERSITY Patent Rights or Curved Field Reflectron Patent Rights.

     8.2  Termination by LICENSEE. LICENSEE may terminate the Agreement, in its
          -----------------------
sole discretion, upon written notice to UNIVERSITY.

     8.3  Termination for Cause. Except as otherwise provided in the article
          ---------------------
below regarding force majeure, either party may terminate the Agreement upon or after the breach of any material provision of the Agreement by the other party, if the other party has not cured such breach within sixty (60) days after written notice thereof by the non-breaching party.

     8.4  Effect of Expiration or Termination. Expiration of termination of the
          -----------------------------------
Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles 5, 6, and 10 shall survive the expiration or termination of the Agreement. Upon expiration of the Agreement under Section 8.1 above, LICENSEE shall have a fully-paid, non-exclusive license to make, have made, use, sell, license, market and otherwise exploit Licensed Products and Licensed Technology anywhere in the world.

                                   ARTICLE 9

                                 FORCE MAJEURE
                                 -------------

     Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fires, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or other party.

                                  ARTICLE 10

                                 MISCELLANEOUS
                                 -------------

     10.1  Limited Liability. In no event shall either party be liable to the
           -----------------
other or any Third Party for any special, consequential or incidental damages arising out of or related to this Agreement or with respect to any claim, demand, action or other proceeding relating to this Agreement however caused, or any theory of liability (including negligence), whether or not the party has been advised of the possibility of such damages.

     10.2  Notices.  Any consent, notice or report required or permitted to be
           -------
given or made under this Agreement by one party to the other party shall be in writing, shall be delivered personally, by confirmed facsimile transmissions, or by U.S. first class mail, courier or nationally-recognized delivery service, and shall be addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor. Except as otherwise provided in the Agreement, such consent, notice or report shall be effective upon receipt by the addressee.

     If to UNIVERSITY:

     The Johns Hopkins University School of Medicine
     Office of Technology Licensing
     2024 E. Monument Street, Suite 2-100
     Baltimore, Maryland  21205
     Attention:  Howard W. Califano, Esq.
     Tel:   (410) 955-4666
     Fax:   (410) 955-1245

     If to LICENSEE:

     Sequenom, Inc.
     11555 Sorrento Valley Road, Suite C
     San Diego, California  92121
     Attention:  Dr. Hubert Koster
     Tel:   (619) 350-0345
     Fax:   (619) 350-0344

     with a copy to:

     David R. Pierson, Esq.
     Foley, Hoag & Eliot LLP
     One Post Office Square
     Boston, Massachusetts  02109
     Tel:   (617) 832-1000
     Fax:   (617) 832-7000

     10.3  Governing Law.  This Agreement shall be governed by, and construed
           -------------
and enforced in accordance with, the laws of the State of California, without regard to the conflicts of law principles thereof, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

     10.4  U.S. Export Laws and Regulations.  Each party hereby acknowledges
           --------------------------------
that the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information. Without limitation, each party shall comply with all such laws and regulations.

     10.5  No Other Rights.  This Agreement shall not be construed to grant any
           ---------------
license or other rights to either party in any patent rights, know-how or other technology of the other, except as expressly provided in this Agreement.

     10.6  Waivers and Amendments.  No change, modification, extension,
           ----------------------
termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

     10.7  Entire Agreement.  This Agreement and the Sponsored Research
           ----------------
Agreement embody the entire understanding between the parties and supersede any prior understanding and agreements between them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement and the Sponsored Research which are not fully expressed herein and therein.

     10.8  Independent Contractors.  UNIVERSITY and LICENSEE are independent
           -----------------------
contractors and are not, and shall not represent themselves as, principal and agent, partners or joint venturers. Neither party shall attempt to act, or represent itself as having the power, to bind the other or create any obligation on behalf of the other. Each party shall be solely responsible for the employment, direction and control of its employees and their acts.

     10.9  Severability.  Whenever possible, each provision of this Agreement
           ------------
will be interpreted in such a manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions here are for any reason whatever invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     10.10  Captions.  The captions herein have been inserted solely for
            --------
convenience of reference and in no way define or limit the scope or substance of any provision of this Agreement.

     10.11  Use of Names.  Neither party will use the name of the other party or
            ------------
of any investigator in any advertising or other form of publicity without the prior written permission of the other, except that LICENSEE shall have the right to identify UNIVERSITY and to disclose the terms of this Agreement in any prospectus, offering memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation, provided that LICENSEE shall have given to UNIVERSITY at least five
(5) days prior written notice of the proposed text of any such identification of disclosure for the purpose of giving UNIVERSITY the opportunity to comment on such proposed text.

     10.12  No Control; Indemnification.  UNIVERSITY and the inventors of
            ---------------------------
Licensed Products and Licensed Services will not under the provisions of this Agreement or otherwise, have control over the manner in which LICENSEE or its Affiliates or its sublicensees or those operating for its account or third parties who purchased Licensed Products or Licensed Services from any of the foregoing entities, practice the inventions of Licensed Products or Licensed Services. The LICENSEE shall defend and hold the UNIVERSITY, The Johns Hopkins Health Systems, their present and former regents, trustees, officers, inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any judgements, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said inventors, either jointly or severally, is named as a party defendant in any such lawsuit, provided that any party claiming indemnification under this Section 10.12 provided Sequenom with assistance and sole control in the defense or settlement of any lawsuit, claim, demand or other action. Practice of the inventions covered by Licensed Products and Licensed Services by an Affiliate or an agent or a sublicensee or a third party on behalf of or for the account of the LICENSEE or by a third party who purchases Licensed Products and Licensed Services from the LICENSEE, shall be considered LICENSEE's practice of said inventions for purposes of this Section 10.12. The obligation of the Company to defend and indemnify as set out in this Section 10.12 shall survive the termination of this Agreement.

     10.13  Insurance. Prior to initial human testing or first commercial sale
            ---------
of any Licensed Product or Licensed Service as the case may be in any particular country, the LICENSEE shall establish and maintain, in each country in which LICENSEE, an Affiliate or sublicensee shall test or sell Licensed Products or Licensed Services, product liability or other appropriate insurance coverage appropriate to the risks involved in marketing Licensed Products and Licensed Services and will annually present evidence to the UNIVERSITY that such coverage is being maintained. Upon UNIVERSITY's request, the LICENSEE will furnish UNIVERSITY with a Certificate of Insurance of each product liability insurance policy obtained and agrees to increase or change the kind of insurance pertaining to the Licensed Products and Licensed Services at the reasonable request of the UNIVERSITY. The UNIVERSITY shall be listed as an additional insured in LICENSEE's said insurance policies.

     10.14  Certain Additional Definitions.  As used in this Agreement, "herein"
            ------------------------------
and "hereof" shall refer to this Agreement as a whole, and "including" shall mean "including but not limited to."

     10.15  Additional Licenses.  It is the intention of UNIVERSITY and LICENSEE
            -------------------
that if UNIVERSITY and LICENSEE hereafter enter into additional sponsored research agreements, any licenses granted to LICENSEE with respect to inventions made pursuant thereto shall be on terms comparable to those set forth herein, unless UNIVERSITY and LICENSEE otherwise agree in writing in such additional sponsored research agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as a document under seal by their duly authorized officers, as of the date first above written.

SEQUENOM, INC.                          THE JOHNS HOPKINS UNIVERSITY


      /s/  Hubert Koster                     /s/   illegible
------------------------------          ----------------------------
By:   Dr. Hubert Koster                 By:
Its:  Executive Vice President          Its:
      Chief Technical Officer